ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 21, 1995, included in the Form 10-K, into the Corporations previously filed Registration Statement on Form S-3 (File No. 33-44526).


ARTHUR ANDERSEN LLP

San Francisco, California
March 30, 1995